Filed Pursuant to Rule 424(b)(5)

Registration No. 333-284048

PROSPECTUS SUPPLEMENT

(To the Prospectus dated December 26, 2024)

FOCUS UNIVERSAL INC.

Up to $3,547,506

Common Stock

This prospectus relates to the offer and sale, from time to time, of shares of our common stock having an aggregate gross sales price of up to $3,547,506, to or through Ladenburg Thalmann & Co. Inc., or Ladenburg, acting as our sales agent, in accordance with the terms of an At Market Issuance Sales Agreement, or the Sales Agreement, we have entered into with Ladenburg on September 22, 2025.

Sales of our common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. If authorized by us in writing, Ladenburg may also sell shares of our common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. If we and Ladenburg agree on any method of distribution other than sales of shares of our common stock on or through the NYSE American or another existing trading market in the United States at market prices, we will file a prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Ladenburg is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Ladenburg and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Ladenburg will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our common stock on our behalf as sales agent pursuant to the sales agreement. In connection with the sale of the common stock on our behalf, Ladenburg will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Ladenburg will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Ladenburg against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “FCUV.” On September 18, 2024, the last completed trading day prior to the date of this prospectus supplement, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $3.35 per share.

As of the date of this prospectus supplement, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $13,110,227, which was calculated based on 3,913,441 shares of our common stock held by non-affiliates and a price of $3.35 on September 18, 2025, which is the highest closing sale price of our common stock on the Nasdaq Capital Market within the prior 60 days. As of the date of this prospectus supplement, we have sold securities with an aggregate market value of approximately $822,500 pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding one third of our public float (as defined by General Instruction I.B.6) in any 12-calendar month period as long as our public float remains below $75 million.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND ANY SIMILAR SECTION CONTAINED IN THE ACCOMPANYING PROSPECTUS AND ANY DOCUMENTS THAT ARE INCORPORATED BY REFERENCE HEREIN AND THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

Ladenburg Thalmann & Co. Inc.

The date of this prospectus supplement is September 22, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS DATED DECEMBER 26, 2024 AND DECLARED EFFECTIVE ON JANUARY 8, 2025

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part is the accompanying prospectus, including the documents incorporated by reference, which describes more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

Before investing in our Common Stock, you should carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

We may also add, update or change information contained in this prospectus supplement by means of an amendment to this prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus.

This prospectus supplement and the accompanying prospectus dated December 26, 2024, amended on January 6, 2025, and went effective on January 8, 2025 are part of a registration statement (Registration No. 333- 284048) on Form S-3 that we filed with the using a “shelf” registration process under which we may from time to time offer and sell any combination of the securities described in that accompanying prospectus up to a total dollar amount of up to $100,000,000. The $3,547,506 of common stock that may be offered, issued, and sold under this prospectus is included in the $100,000,000 of securities that may be offered as part of our shelf registration statement. This prospectus is deemed a prospectus supplement to the accompanying prospectus included in the registration statement of which this prospectus forms a part.

We are responsible for the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by us or on our behalf that we have referred you to. Neither we nor the Agent have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus, and we take no responsibility for any other information that others may give you. Neither we nor the underwriters are making an offer or sale of our common stock in any state or jurisdiction where offers, solicitation and sales are not permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus is accurate only as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any such free writing prospectus or of any sale of a security. Our business, operating results or financial condition may have changed since such dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or such other offering materials or the time of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then.

Any portion of the $3,547,506 included in this prospectus supplement that is not previously sold or included in an active placement notice pursuant to the Sales Agreement is available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full $3,547,506 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, in accordance with securities laws.

In this prospectus supplement, the terms “Focus,” the “Company,” “we,” “us” and “our” refer to Focus Universal Inc. and our subsidiaries, except where the context otherwise requires.

S-1

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for our future operations. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, but not limited to, such forward-looking statements contained in the section entitled “Risk Factors” and the risks set out below or in the accompanying prospectus and the documents incorporated herein and therein by reference, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

•	the uncertainty of profitability based upon our history of losses;

•	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms to continue;

•	risks related to our international operations and currency exchange fluctuations; and

•	other risks and uncertainties related to our business plan and business strategy.

This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. These and other factors should be considered carefully, and readers should not place undue reliance on our forward-looking statements. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made, and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some information about us and selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein or therein. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the risk factors of investing in our securities, before making your investment decision.

Our Company

Corporate History and Background

We are a Nevada corporation based in the city of Ontario, California, incorporated in 2012. In December of 2013, we filed an S-1 registration statement that went effective on March 14, 2014. From March 14, 2014, through August 30, 2021, our securities traded on the OTCQB Market. From August 31, 2021, through January 27, 2022, our securities traded on the Nasdaq Capital Market. From January 28, 2022, to September 22, 2024, our securities traded on the Nasdaq Global Market. On September 23, 2024, our securities were transferred for trading to the Nasdaq Capital Market. We hold 28 patents and patents pending in various phases of the patent process.

We operate through multiple subsidiaries, including Perfecular Inc. (“Perfecular”), Focus Universal (Shenzhen) Technology Company LTD (“Focus Shenzhen”), AVX Design & Integration, Inc. (“AVX,” also doing business as Smart AVX (“Smart AVX”)), and Lusher, Inc. (“Lusher”).

Perfecular was founded in September 2009, is headquartered in Ontario, California, and is engaged in designing certain digital sensor products, and sells a broad selection of horticultural sensors and filters in North America and Europe.

On December 23, 2021, we founded Focus Shenzhen in China for manufacturing procurement expertise and to support research and development activities. Focus Shenzhen is designed to function as a branch office accessing high level research and development support, and the ability to source products and build relationships with Chinese manufacturers.

AVX, incorporated on June 16, 2000, in the state of California, is an IoT installation and management company specializing in high performance audio/video systems, home theaters, lighting control, automation and integration. Services provided by AVX include full integration of houses, apartments, commercial complexes, and office spaces with audio, visual and control systems to fully integrate devices in the low voltage field, specializing in high end residential smart IoT installation projects in areas throughout the Southern California area. AVX’s services also include partial equipment upgrade and installation. AVX also markets and sells our IoT Products, such as high-end LED, live wall panel products and cameras, under the Smart AVX name.

On April 30, 2024, we founded Lusher to develop, market, and commercialize an automation financial reporting software called One Touch Financial.

We believe we have developed five proprietary technologies utilizing our patent portfolio which we believe solve the most fundamental problems plaguing the IoT industry through: (1) increasing overall chip integration by shifting integration from the component level to the device level; (2) creating a faster 5G cellular technology by using ultra-narrowband technology; (3) leveraging ultra-narrowband power line communication (“PLC”) technology; (4) proprietary User Interface Machine auto generation technology; and (5) incorporating all our core technologies into a single chip.

We have developed a Universal Smart Technology that is designed to overcome instrumentation interoperability and interchangeability. Our electronic design starts from a 90% completed common foundation we call our universal smart instrumentation platform (“USIP”), instead of the current method of building each stand-alone instrument from scratch. Our method eliminates redundant hardware and software and results in significant cost savings and production efficiency. We also provide sensor devices and are a wholesaler of various air filters and digital, analog, and quantum light meter systems.

S-3

Our Lusher subsidiary is developing and designing a software to streamline SEC financial reporting for financial reporting and tax firms. Currently, we have completed the SEC financial reporting software in a Microsoft Word format. Our team is focused on streamlining the entire SEC financial reporting process for SEC attorneys, PCAOB accounting firms, and other financial reporting professionals. Our goal is that with a single click, our software automatically retrieves financial data from external accounting systems and generates consolidated financial statements and SEC reports in WORD, PDF, HTML, and XBRL formats—all within just a few minutes. Our developers are trying to eliminate human involvement when it comes to manually updating the numbers. This automation is designed to create an error-free, seamless process. We expect to showcase the software to the public in 2025.

Our Current Products Include:

Various digital, analog, and quantum light meters and filtration products, including fan speed adjusters, carbon filters and HEPA filtration systems.

We have developed a device we call the Ubiquitor, which replaces the functions of traditional digital measurement and sensing products by integrating many digital sensors and measurement tools into one single digital device. We believe the platform represents a technological advancement in the IoT marketplace by integrating large numbers of technologies, including cloud technology, wired and wireless communication technology, software programming, instrumentation technology, artificial intelligence, PLC technology, and sensor networking into a single platform. We believe the result of such integration is a smaller, cheaper, and faster circuit system design than those currently offered in the instrumentation market.

Our USIP technology that will make the Ubiquitor possible is an advanced software and hardware integrated instrumentation platform that uses a large-scale modular design approach. The large-scale modular design approach subdivides instruments into a foundation component (a USIP) and architecture-specific components (sensor nodes), which together replaces the functions of traditional instruments at a fraction of their cost. The USIP has an open architecture, incorporating a variety of individual instrument functions, sensors, and probes from different industries and vendors. The platform features the ability to connect potentially thousands of different sensors or probes, addressing major limitations present in traditional instrumentation systems.

In July 2025, we signed a contract with Shenzhen Donghui Precision Mold Manufacturing Co. and commenced the mold tooling design for the Universal Smart IoT. This milestone enabled full-scale production and commercialization for the IoT platform which had been developed under our name for many years.

AVX IoT Integration

We are integrating our own Smart AVX- branded IoT equipment to connect devices across platform systems and to facilitate unified collaboration across audio-visual technologies, digital media technologies, security and surveillance technologies and communication technologies. This approach allows us to service our customers for ease of use, design and integration, and installation and maintenance by utilizing technology that integrates our five core technologies.

We have integrated our Smart AVX-branded products across the following strategic sub-sectors: LED Audio-visual Panel Products, large format Smart Multimedia Touch Screens, Pan Tilt Zoom (“PTZ”) Dome Cameras and Network Video Recorders (“NVRs”), and VOIP Phone Services.

LED panel digital displays have become an integral and modern-day solution that address the communication, and display demands of residential and commercial customers. Due to the flexible configuration of the LED panels, the modular design that enables the ability to incorporate a design into any size space, the flexibility of the standard size panels to accommodate curvature in the design space, the ability to address transparency in the panel displays and create new areas for delivering media to the public, our LED panel digital displays allow us to easily adapt our display design to spaces of any size and shape, making any customer space a customizable output and connected piece within a system. The option to create full size screens in any space, while addressing any environmental demands, allows us to use state-of-the-art media resulting in immersive, three-dimensional, captivating content delivery within any system

S-4

Smart AVX-branded large format touch screens deliver interactive solutions for a wide variety of industries and applications, including education, healthcare, commercial, residential and government applications. While interacting with a touch display is commonplace in public-consumer spaces, we integrate large format Smart touch screens in small business, commercial applications such as dental offices and other business scenarios. These market applications continue to be underserved with touch-enabled devices, and our installation engineers and design staff can customize solutions for unique business and commercial application projects. The Company, through the Smart AVX brand, offers a myriad of customized choices and a long list of options within the current touch screen technology in a refined product. Our products allow future integration of our core platform technologies, such as the LED digital displays, the Ubiquitor, PTZ Dome Cameras and VOIP Phone Systems, allowing for pinch, zoom, scrolling, and videoconferencing within the touch screen format.

One Touch Financial Software

Financial reporting is the annual and quarterly reporting process by which a public company keeps investors aware of a company’s financial condition, allowing them to have the information they need before making an investment decision.

Because of the depth and nature of the information they contain, reports on Forms 10-K and 10-Q can become time-consuming, especially given the complex processes that require a company’s internal teams to gather large amounts of data across multiple sources. The time and expertise required to complete the process is a substantial burden. SEC reporting deadlines are firm and inflexible.

Delays and mistakes in SEC financial reporting can have far-reaching consequences for companies and their shareholders including. SEC review, enforcement actions, and penalties. Late, inaccurate, or incomplete filings can often lead to a drop in the company’s stock price and a decrease in investor confidence.

Human data entry of hundreds or thousands of financial numbers in the financial report imposes another challenge and regularly occurring human errors. This risk is compounded by a frequent requirement to update or revise these numbers during the time-constrained review processes and auditing processes prior to submission.

Given the complexity and volume of data involved, companies are looking for solutions that not only save cost, and reduce the time and effort required to report in a timely manner but also improve accuracy and compliance.

With a single click, our software can:

•	Retrieve financial statements from accounting platforms,
•	Reformat data into spreadsheets for consolidated financial reporting,
•	Automatically generate consolidated financials,
•	Populate the word-processed version of SEC filings,
•	Convert the documents to SEC-compliant versions via formatting, and
•	Embed accurate tags into the HTML file — with very limited manual input.

Research and Development Efforts of Power Line Communication

Power Line Communication (“PLC”) technology is a communication technology that enables sending data over existing power cables. One advantage of this technology is that PLC does not require substantial new investment for its communications infrastructure. Rather, PLC utilizes existing power lines, thereby forming a distribution network that already penetrates all residential, commercial and industrial premises. Accordingly, connectivity via PLC technology is potentially the most cost-effective, scalable interconnectivity approach for the IoT. We believe PLC technology can be an integral part of our communication infrastructure for the IoT, which enables reliable, real-time measurements, monitoring, and control. A large variety of appliances may be interconnected by transmitting data through the same wires that provide electrical energy.

S-5

Our patented PLC technology uses an ultra-narrowband spectrum channel of less than 1 KHz to establish a long-distance link between transmitter and receiver. Thus, we believe that our proprietary ultra-narrowband PLC technology will offer a promising alternative to wireless networks and provide the backbone communication infrastructure for IoT devices.

Research and Development Efforts of 5G Cellular Technology

Our internal research suggests that our ultra-narrowband technology can be leveraged to create a type of 5G wireless communication technology that can achieve both low band 5G coverage and an estimated 1 Gbps high band speed. We employ an ultra-narrow spectrum channel (<1KHz) to establish an ultra-long-distance link between the 5G base station and the receiver which reduces noise and interference entering the bandwidth.

Growth Strategy

Our goals over the next three years include:

•	Raise capital to move into full manufacturing and production for our Ubiquitor device;

•	Partner with manufacturers and promote the adoption of our Ubiquitor device in a USIP;

•	Acquire a stable market share of the sensor device market;

•	Continue performing research and development on PLC technology;

•	Focus on building our smart home offerings so that we can reduce the cost of smart home implementation to focus on expanding smart home installation and implementation beyond luxury homes;

•	File additional patents to expand our intellectual property portfolio related to the many uses of our Ubiquitor device;

•	Finish testing and begin promoting One Touch Financial; and

•	File patents to protect our PLC technology.

In order to achieve these goals, we intend to focus on the following initiatives:

•	Position the Ubiquitor device as the industry standard in universal sensor reading technology;

•	Establish strategic supply chain channels to facilitate efficient production operations; and

•	Communicate the product and service differentiation through direct networking and effective marketing.

S-6

Additional Information

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC, specifically to our annual report on Form 10-K, for the year ended December 31, 2024, filed on February 28, 2025, and to our quarterly reports on Form 10-Q, filed on May, 7, 2025, as amended by Form 10-Q/A filed on July 15, 2025, and on August 12, 2025, and to those other reports incorporated by reference into this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Corporate Information

We are based in Ontario, California, and were incorporated in Nevada in 2012.

Our principal executive offices are located at 2311 East Locust Court, Ontario, CA 91761. Our telephone number is (626) 272-3883, and our website is www.focusuniversal.com. Our website and the information contained therein, or connected thereto, are not intended to be incorporated into this prospectus supplement or the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “FCUV.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

S-7

THE OFFERING

The following summary contains basic terms about this offering and our common stock and is not intended to be complete. It may not contain all of the information that is important to you. For a more complete description of the terms of our common stock, see “Description of Common Stock” below.

Securities Being Offered Pursuant to this Offering	Shares of our common stock having an aggregate offering price of up to $3,547,506. The actual number of shares issued will vary depending on the sales price under this offering.

Shares of Common Stock Outstanding Prior to this Offering	7,369,241 shares of our Common Stock.

Plan of Distribution	Sales of our common stock, if any, under this prospectus supplement and accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, through the Agent. See “Plan of Distribution” on page S-16 of this prospectus supplement.

Use of Proceeds	Our management team will have broad discretion in using the net proceeds to be received by us from this offering. We currently intend to use the net proceeds from the sale of our common stock in this offering will be used to continue to build and launch the new software product platform under Lusher Inc. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Common Stock to be outstanding immediately after this offering (1)

Up to 8,428,198 shares of common stock, assuming sales of 1,058,957 shares of common stock in this offering at an assumed offering price of $3.35 per share (the closing price on September 19, 2025). The actual number of shares issued and outstanding after this offering will vary depending on the sales price under this offering.

Market for Common Stock	Our common stock is listed on the Nasdaq Capital Market under the symbol “FCUV.”

Risk Factors	An investment in the common stock is highly speculative and involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-9 of this prospectus supplement and any similar section contained in the accompanying prospectus and any documents that are incorporated by reference herein and therein concerning factors you should consider before deciding to invest in shares of our securities.

Voting Rights	Shares of our common stock are entitled to one vote per share. There are no other classes of stock and, therefore, all holders of our common stock, including our officers and directors, are entitled to the same voting rights.

(1)	Unless we indicate otherwise, all information in this prospectus supplement excludes the 76,137 shares of our common stock issuable upon exercise of outstanding stock options by the members of our board of directors at a weighted average exercise price of $30.20 per share as of June 30, 2025.

S-8

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. You should carefully consider the risks described below along with all of the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated herein and therein by reference, including our financial statements and the related notes, before deciding whether to purchase our common stock. Additional risks and uncertainties not presently known to us or that we do not currently believe are important to an investor may adversely affect our business, results of operations and financial condition. If any of these risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering and the Ownership of Our Common Stock

Failure to Comply with Nasdaq Capital Market’s Market Value of Public Float Requirement Could Result in Delisting of Our Common Stock

On June 30, 2025, we received a letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”). The Staff notified the Company that since the Company’s Market Value of Listed Securities has fallen below $35,000,000, the Company no longer satisfies the requirements under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). The notification received had no immediate effect on the Company’s Nasdaq Capital Market listing.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C) (the “Compliance Period Rule”), the Company has been provided an initial period of 180 calendar days, or until December 29, 2025 (the “Compliance Date”), to regain compliance with the MVLS Rule. If at any time before the Compliance Date, the Company’s market value of listed securities closes at $35,000,000 or more for a minimum of ten consecutive business days, then this matter will be closed. If the Company does not regain compliance with the MVLS Rule prior to the expiration of the Compliance Date, the Company will receive notification from the Staff that its securities are subject to delisting.

As of the date of this Prospectus Supplement, our common stock is currently not in compliance with the MVLS Rule required for continued listing on the Nasdaq Capital Market. Under Nasdaq Listing Rule 5550(b)(1) and (2), companies are required to have Stockholder’s Equity of $2,500,000 or maintain a minimum market value of publicly held shares of at least $35,000,000. As of June 30, 2025, our Total Stockholder’s Equity was $845,581. Based on the closing price of our common stock of $3.35 per share on September 19, 2025, the last reported sale price of our common stock, our market value of publicly listed shares was $24,686,957.

Even though any net proceeds we may receive in this Offering will help increase our Stockholder’s Equity, it is not anticipated to be enough to fulfill the MVPLS Rule. If we do not regain compliance within the applicable grace period provided by Nasdaq, our common stock could be subject to delisting. Any delisting from the Nasdaq Capital Market would likely have a material adverse effect on the liquidity of our common stock, would likely limit the ability of our stockholders to buy and sell shares, and could impair our access to capital markets and we could be considered a “penny stock.” Penny stocks are subject to additional and burdensome sales practice requirements for shareholders and broker-dealers which could materially and adversely affect the marketability of our common stock on the secondary markets. Furthermore, delisting could negatively impact our reputation and make it more difficult for us to raise additional equity or debt financing. Even if we are able to regain compliance, there can be no assurance that we will continue to satisfy the Nasdaq Capital Market’s listing requirements in the future.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the designated Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Agent after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we may set with the Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

S-9

The common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and, therefore, may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in the Company will need to come through appreciation of our common stock’s price.

You may experience immediate and substantial dilution in the book value per share of the Common Stock you purchase in the offering.

The public offering price per share in this offering may exceed the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering. Assuming that an aggregate of 1,058,957 shares of our common stock are sold at a price of $3.35 per share, the last reported sale price of our common stock on Nasdaq on September 19, 2025, for aggregate gross proceeds of up to approximately $3,547,506, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $2.84 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering, and the assumed offering price.

See the section below “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $3,547,506 from time to time in connection with this immediate offering and up to $100,000,000 in the overall offering. The issuance and sale from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering, could have the effect of depressing the market price of our common stock.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, if any, return for us.

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

S-10

We expect we will need additional financing following this offering to execute our business plan and fund operations, which additional financing may not be available on reasonable terms, or at all.

As of June 30, 2025, we had total assets of approximately $1.7 million and working capital of approximately $708,000. As of June 30, 2025, our working capital included approximately $1.1 million of cash, cash equivalents and marketable securities. We believe that our cash on-hand as of the date of this prospectus supplement, without the financing contemplated in this prospectus supplement, will be sufficient to fund our proposed operating plan, at least, into December 2025. Therefore, as of the date of this prospectus supplement, we believe that we will need additional capital to fund our further operations. We intend to seek additional funds through various financing sources, including sales of our Common Stock pursuant to the Sales Agreement. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations, in which case you may lose your entire investment.

You could be diluted from our future issuance of capital stock and derivative securities.

As of June 30, 2025, we had 7,386,705 shares of common stock outstanding and no shares of preferred stock outstanding. We are currently authorized to issue up to 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. On September 15, 2025, our Board and majority shareholders voted to amend and restate our articles of incorporation to increase the authorized shares of our common stock from 25,000,000 to 1,000,000,000 and increase the authorized shares of our preferred stock from 5,000,000 to 100,000,000 shares. On September 18, 2025, we filed a preliminary information statement pursuant to Section 14(c) of the Securities Act to effectuate such amendment and restatement of our articles. The amended and restated articles of incorporation will become effective on the 31st day after we file and mail a definitive information statement to our shareholders. Upon filing and effectiveness of the amended and restated articles of incorporation, a substantially greater number of shares will be authorized for issuance by our Board of Directors. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock or preferred stock in the future for such consideration as our Board of Directors may consider sufficient. The issuance of additional common stock or preferred stock in the future may reduce a shareholder’s proportionate ownership and voting power.

Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial shares of our common stock in the public market, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares.

In the future, we may issue our securities if we need to raise capital in connection with a capital raise or acquisitions. The number of shares of our common stock issued in connection with a capital raise or acquisition could constitute a material portion of our then-outstanding shares of our common stock and have a dilutive effect on our shareholders which could have a material negative effect on our stock price.

The trading price of our Common Stock may be volatile, which could result in substantial losses to investors.

The trading price of our Common Stock may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, and tariffs. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

•	fluctuations in our revenues, earnings and cash flow;
•	changes in financial estimates by securities analysts;
•	additions or departures of key personnel;
•	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and
•	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

S-11

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $3,547,506 from time to time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Agent as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use any net proceeds from the sale of securities under this prospectus primarily for the launch of our One Touch Financial software and for working capital and other general corporate purposes.

The amount and timing of our use of the net proceeds from any offerings hereunder will depend on a number of factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

S-12

DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of common stock and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

The net tangible book value of our Company as of June 30, 2025, was $845,581, or approximately $0.12 per share of common stock (based upon 7,218,838 shares of common stock outstanding). Net tangible book value per share is determined by dividing the net tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale and the issuance of 1,058,957 shares of our comment stock for an aggregate net purchase price of $3,547,506 of our common stock, at an assumed public offering price of $3.35 per share, the last reported sale price of our common stock on Nasdaq on September 19, 2025, and after deducting the commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been $4,253,162, or $0.51 per share of common stock. This represents an immediate increase in the as adjusted net tangible book value of $0.39 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.84 per share to new investors. The following table illustrates this per share dilution:

The following table illustrates the range of immediate dilution to new investors:

Assumed offering price per share	$3.35
Historical Net tangible book value per share as of June 30, 2025	$0.12
Increase in net tangible book value per share as of June 30, 2025	$0.39
As adjusted net tangible book value per share as of June 30, 2025	$0.51
Dilution per share to investors purchasing shares in this offering	$2.84

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering. A $0.50 increase in the assumed public offering price of $3.35 per share as shown in the table above, assuming the sale of an aggregate of $3,547,506 of common stock at that price, would decrease the aggregate number of shares sold and increase the dilution per share to new investors to 921,430 and $3.33, respectively, and a decrease of $0.50 in the assumed public offering price of $3.35, as applicable, would increase the aggregate number of shares sold and decrease dilution per share to new investors in this offering to 1,244,738 and $2.35, respectively, assuming that the aggregate dollar amount of the shares offered by us remains the same and after deducting the commissions and estimated offering expenses payable by us. The foregoing as adjusted information is illustrative only and will be adjusted based on the actual public offering price of this offering determined at pricing.

To the extent that the stock options outstanding as of June 30, 2025 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

In addition, on September 15, 2025, our Board and majority stockholders voted to amend and restate our articles of incorporation to increase the authorized shares of our common stock from 25,000,000 to 1,000,000,000 and increase the authorized shares of our preferred stock from 5,000,000 to 100,000,000 shares. On September 18, 2025, we filed a preliminary information statement pursuant to Section 14(c) of the Securities Act to effectuate such amendment and restatement of our articles. The amendment and restatement is not yet effective. Assuming it goes effective, and we amend and restate our articles of incorporation, substantial dilution may occur to the stockholders.

On September 15, 2025, our Board and majority shareholders voted to amend and restate our articles of incorporation to increase the authorized shares of our common stock from 25,000,000 to 1,000,000,000 and increase the authorized shares of our preferred stock from 5,000,000 to 100,000,000 shares. On September 18, 2025, we filed a preliminary information statement pursuant to Section 14(c) of the Securities Act to effectuate such amendment and restatement of our articles. The amended and restated articles of incorporation will become effective on the 31st day after we file and mail a definitive information statement to our shareholders. Upon filing and effectiveness of the amended and restated articles of incorporation, a substantially greater number of shares will be authorized for issuance by our Board of Directors.

S-13

DESCRIPTION OF COMMON STOCK OFFERED

As of the date of this prospectus supplement, our certificate of incorporation authorizes us to issue 25,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. On September 15, 2025, our Board and majority shareholders voted to amend and restate our articles of incorporation to increase the authorized shares of our common stock from 25,000,000 to 1,000,000,000 and increase the authorized shares of our preferred stock from 5,000,000 to 100,000,000 shares. On September 18, 2025, we filed a preliminary information statement pursuant to Section 14(c) of the Securities Act to effectuate such amendment and restatement of our articles. The amended and restated articles of incorporation will become effective on the 31st day after we file and mail a definitive information statement to our shareholders. Upon filing and effectiveness of the amended and restated articles of incorporation, a substantially greater number of shares will be authorized for issuance by our Board of Directors.

Common Stock

As of September 19, 2025, 7,369,241 shares of our common stock were outstanding. The outstanding shares of our common stock are validly issued, fully paid, and non-assessable.

Dividends. Each share of our common stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our board of directors may determine it to be necessary to retain future earnings (if any) to finance our growth.

Liquidation. If our Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our common stock pro rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Non-assessability. All outstanding shares of our common stock are fully paid and non-assessable.

Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

S-14

These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this prospectus supplement, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our Company, regardless of whether such acquisition may be in the interest of our stockholders.

Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the board of directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or

•	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation.

Our articles of incorporation and bylaws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and to discourage some types of transactions that may involve the actual or threatened change of control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our Company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our Company. They also may have the effect of preventing changes in our management.

Limitation on Liability and Indemnification Matters

The Company indemnifies directors, officers, employees and agents, and the heirs of personal representatives of such persons, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, actually and reasonably incurred by such person arising out of their function as a director, officer, employee or agent to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “FCUV.”

Transfer Agent and Registrar

Our independent transfer agent is VStock Transfer, LLC. Their address is 18 Lafayette Place, Woodmere, NY 11598.

S-15

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Ladenburg, under which we may offer and sell up to $3,547,506 of shares of our common stock from time to time through Ladenburg acting as agent and/or principal. Sales of shares of our common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act or in privately negotiated transactions.

Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will notify Ladenburg of the number of shares to be issued, the dates on which such sales may be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Ladenburg, unless Ladenburg declines to accept the terms of such notice, Ladenburg has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Ladenburg under the Sales Agreement to sell shares of our common stock are subject to a number of conditions that we must meet.

Under the terms of the Sales Agreement, we may also sell shares of our common stock to Ladenburg as principal for its own account at prices agreed upon at the time of sale. If we sell shares of our common stock to Ladenburg as principal, we will enter into a separate terms agreement with Ladenburg.

The settlement of sales of shares between us and Ladenburg is generally anticipated to occur on the first trading day following the date on which the sale was made, or on some other date that is agreed upon by and between us and Ladenburg in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Ladenburg may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Ladenburg a commission in cash of 3.0% of the aggregate gross proceeds we receive from each sale of shares of our common stock through Ladenburg as our agent. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Ladenburg for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $30,000, in addition to certain ongoing disbursements of Ladenburg’s legal counsel (as further described in the Sales Agreement) in connection with the filing of a new registration statement, prospectus or prospectus supplement relating to the “at the market offering” and/or an amendment of the Sales Agreement as well as diligence bring downs. In addition to such fees, at the end of each quarter in which the offering is open we have agreed to pay Ladenburg’s legal counsel up to an additional $3,500 and up to $15,000 for any program “refresh” executed pursuant to this Agreement (which shall mean the filing of a new registration statement, prospectus or prospectus supplement relating to the Placement Shares and/or an amendment of this Agreement . We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Ladenburg under the terms of the Sales Agreement, will be approximately $33,500. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Ladenburg will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day on which shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of common stock on our behalf, Ladenburg will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Ladenburg will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Ladenburg against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Ladenburg may be required to make in respect of such liabilities.

S-16

Ladenburg will not engage in any market making activities involving shares of our common stock while the offering is ongoing under this prospectus if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, Ladenburg will not engage in any transaction that stabilizes shares of our common stock.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate as permitted therein. We may terminate the Sales Agreement at any time upon five business days’ prior notice and Ladenburg may terminate the Sales Agreement at any time upon five business days’ prior notice at its discretion.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be incorporated by reference into the registration statement of which this prospectus forms a part.

Ladenburg and its affiliates may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive customary fees. In the course of its business, Ladenburg may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Ladenburg may at any time hold long or short positions in such securities.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “FCUV.”

S-17

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended. (the “Exchange Act”) made subsequent to the date of this prospectus supplement until the termination of the offering of the securities described in this prospectus supplement (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”).

We incorporate by reference the following documents or information that we have filed with the SEC:

•	Our annual report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 8, 2025;

•	Our quarterly reports on Form 10-Q for the quarters ended (i) March 31, 2025 filed with the SEC on May 7, 2025, amended by the filing of Form 10-Q/A filed with the SEC on July 15, 2025; and (ii) June 30, 2025 filed with the SEC on August 12, 2025;

•	Our current reports on Form 8-K filed with the SEC on June 26, 2025, and July 3, 2025.

•	Our preliminary proxy statement for the Company’s 2025 annual meeting of shareholders filed with the SEC on April 18, 2025, and our definitive proxy statement for the Company’s 2025 annual meeting of shareholders filed with the SEC on April 30, 2025;

•	Our preliminary information statement, pursuant to Section 14(c), filed on September 18, 2025, whereby the Board and the majority of the stockholders voted to approve the Company’s authorized stock from 30,000,000 shares to 1,100,000,000 shares.

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 30, 2021, and any amendment or report filed with the SEC for the purpose of updating such description.

Any statement contained in this prospectus supplement or contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or document deemed to be incorporated by reference into this prospectus supplement modifies or supersedes such statement.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Registered Agent Solutions, Inc.

187 E. Warm Springs Road, Suite B

Las Vegas, NV 89119

Tel: (888) 705-7274

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

S-18

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet at our website at http://www.focusuniversal.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  Our website and the information contained therein, or connected thereto, are not intended to be incorporated into this prospectus supplement, the accompanying prospectus or any free writing prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus supplement. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities offered pursuant to this prospectus supplement. You may inspect and copy the registration statement, including the attached exhibits, at the SEC’s website or our website.

Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us by Corporate Securities Legal LLP, Costa Mesa, California.

EXPERTS

The financial statements for the years ended December 31, 2024 and 2023, incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Weinberg & Company, P.A., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

S-19

PROSPECTUS

FOCUS UNIVERSAL INC.

$100,000,000

Common Stock

Debt Securities

Warrants

Units

Focus Universal Inc., a Nevada corporation (“Focus Universal,” “the Company,” “we,” “us” and “our”), may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that may be offered. We will provide specific information and the amounts, prices and terms of the securities being offered in prospectus supplements to this prospectus. The supplements may also add, update or change information in this prospectus with respect to an offering. Please read this prospectus and any applicable prospectus supplements, together with any documents incorporated by reference, carefully before investing. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer these securities directly to investors, through one or more agents, underwriters or dealers to be designated by us at a future date, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities, including the names of any underwriters, dealers or agents involved and any applicable purchase price, fee, commission or discount arrangement between or among them.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the NASDAQ Capital Market under the symbol “FCUV.” On December 24, 2024, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.26 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The date of this prospectus is December 26, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus, up to a total aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time that we offer securities under this shelf registration, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. If anyone provides you with different or inconsistent information, you must not rely on it. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, the terms “Focus Universal,” the “Company,” “we,” “us” and “our” in this prospectus refer to Focus Universal Inc. When we refer to “you,” we mean the holders of the applicable series of securities.

PROSPECTUS SUMMARY

This summary highlights some information about us and selected information contained elsewhere in this prospectus or in the documents incorporated by references. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this prospectus, any prospectus supplement and the documents incorporated by reference carefully, including the risk factors of investing in our securities, before making your investment decision.

Our Company

Overview

We have developed five proprietary platform technologies that we believe solve the most fundamental problems plaguing the internet of things (“IoT”) industry by: (1) increasing the overall degree of chip integration capabilities by shifting integration from the component level directly to the device level; (2) creating a faster 5G cellular technology by using ultra-narrowband technology; (3) leveraging ultra-narrowband power line communication (“PLC”) technology; (4) developing a natural integrated programming language (“NIPL”) applied to software development, which generates a user interface through machine auto generation technology; and (5) developing a universal smart instrumentation platform (“USIP”).

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IoT Overview

IoT refers to the overarching network created by billions of internet-compatible devices and machines that share data and information worldwide. As the sophistication of both hardware and software in the consumer electronics industry skyrockets, an increasing share of the electronic devices produced around the world are manufactured with internet connectivity. Forecasts suggest that by 2030, around 50 billion of these IoT devices will be in use worldwide, creating a massive web of interconnected devices spanning everything from smartphones to kitchen appliances. We believe that IoT will soon reach a critical limit; we do not have enough human labor and natural resources to support its growth. Twenty billion IoT devices challenge existing resources. To address these challenges, we have developed the technology and products described below.

Device on a Chip

We have developed an innovative and proprietary “device on a chip” (“DoC”) technology, which combines the required electronic circuits of various integrated circuit components onto a single, integrated chip (“IC”). Our DoC technology works as a single component but is capable of handling entire IoT device functions (excluding sensors and architecture-specific components). Our DoC technology includes both the hardware and software, uses less power when compared to traditional IoT devices, with better performance, and includes smaller overall devices. We believe that incorporating our DoC technology into our product offering, will simplify the manufacturing process, lowering our costs and allowing us to achieve a faster time-to-market. Our planned DoC technology allows devices to achieve interoperability with one another and are interchangeable, both features where traditional IoT devices fall short.

5G Ultra-narrowband Technology

We are currently developing 5G+, which we believe is a promising alternative wireless technology that uses our innovative ultra-narrowband (“UNB”) wireless technology. UNB technology employs an ultra-narrow spectrum channel (<1 kHz) to establish an ultra-long-distance link between transmitter and receiver. Our internal testing suggests that a single 5G+ subcarrier wave has the potential to provide speeds of 64 to 256 Mbps. Our goal is to increase the speed of 5G networks while simultaneously reducing the number of subcarriers.

Ultra-narrowband Power Line Communication (“PLC”) Technology

Our patented PLC is an innovative communication technology that enables sending data over existing power cables in the electric grid. PLC allows IoT devices to be plugged into power outlets to establish a connection using the existing electrical wiring, permitting data sharing without the substantial investment and inconvenience of running dedicated network cables.

Historically, signals propagating along the power line have been subjected to substantial amounts of noise from devices linked to the power supply infrastructure, attenuation, and distortion that make them erratic. According to our internal testing, our ultra-narrowband PLC technology can send and receive data without the customary interference that occurs in standard office and residential environments, achieving speeds of 4 Mbps at a bandwidth of less than 1000 Hz. To test noise interference and disturbance, we utilized six industrial blowers simultaneously, and no significant interference or noise was found.

Our PLC technology can reach every node connected via the power lines. Our technology converts virtually every standard wall socket into an access point, in many ways incorporating the best of wired and wireless communication, making it a more consistent and reliable system for crucial and sensitive operations. Our ultra-narrowband PLC technology’s ability to reach long distances via power lines becomes especially useful in commercial networks that require the ability to avoid physical barriers like walls, underground structures, and hills, such as those networks used in industrial facilities, underground structures, golf course irrigation systems, and educational campuses.

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Natural Integrated Programming Language (“NIPL”)

We have developed a proprietary and patented “user interface machine auto generation platform” (“UIMAGP”) to replace manual software designs currently in use. The UIMAGP simplifies the process of software programming by saving hundreds of lines of code into a micro code that can be saved to a sensor module. When that sensor module is plugged into a USIP, the user interface specification codes saved to the sensor module is sent to the platform and a universal display, such as a smartphone, a computer, or a display unit. The UIMAGP saved on the universal display automatically generates the user interface within milliseconds instead of requiring months or years of software development work.

Universal Smart Instrumentation Platform

USIP is an advanced hardware and software integrated instrumentation platform with a large-scale modular design approach. USIP integrates many technologies, including cloud technology, wired and wireless communication technology, software programming, instrumentation technology, artificial intelligence, PLC, sensor networking, and IoT technology into a single platform. USIP has primary functionalities and an open architecture capable of incorporating a variety of individual instruments, functions, sensors, and probes from different industries and vendors into a single unit. Instruments, sensors, or probes ranging from a few to several hundred or even thousands in any combination from various industries and vendors can share or reuse the same platform. USIP is designed to be compatible with all instruments, sensors, or probes on the market and capable of monitoring and controlling any combination of instruments or sensors. We believe our USIP will revolutionize the field of instrumentation, measurement, control, and automation.

Universal Smart Device (Ubiquitor)

The initial, simplified version of universal smart IoT technology is our universal smart device (“Ubiquitor”). Theoretically, a single Ubiquitor can connect many sensors, including a vast number of independent sensors. This allows installations using our platform to be both efficient and cost effective.

Current Product Offering and Recent Developments

We are also a wholesaler of various digital, analog, and quantum light meters and filtration products, including fan speed adjusters, carbon filters and high-efficiency particulate arrestance filtration systems. We source these products from manufacturers in China and then sell them to a major U.S. distributor, Hydrofarm, who resells our products directly to consumers through retail distribution channels and in some cases, places its own branding on our products.

Through AVX Design and Integration, Inc. (“AVX”), an IoT installation and management company based in southern California, and a subsidiary of the Company, we offer residential customers an entire smart home product line. We have finished designing smart devices for lighting control, air conditioner control, sprinkler control, garden light control, garage door control, and heating control and are in the process of developing a swimming pool control device, smoke detector, and carbon monoxide monitor.

In an effort to continually develop our product lines, we plan to phase out the traditional, lower-margin products, such as the first-generation digital light meter, and are preparing to launch a new line of products that have been in development for several years. These newer technology products will be released in phases, and we intend that increasing amounts of technology will be layered upon these products. We have developed products in both the controlled agriculture industry and home automation industries, taking advantage of our existing relationships in both sectors.

We are building a U.S.-based sales team to market our Smart AVX-branded product lines. The team has already begun marketing our current large format multimedia touch screens, surveillance camera system (cameras and network video recorders (“NVRs”)), indoor and outdoor LED screens for use in commercial and corporate settings. Our products on the home automation front are beginning the production cycle. Smart wall touch light switches, digital control smart wall touch light switches, smart timers, and smart controllers are ready for production, as well as a universal app to connect these smart home devices together.

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Our Focus Shenzhen subsidiary has developed an electrode with a “Total Dissolved Solids” (“TDS”) meter design, with applications in all solubility measurements. The designs of our TDS sensor, carbon dioxide sensor, new quantum PAR sensor and total dissolved oxygen sensors are also completed. Our testing against the state-of-the-art sensors on the market suggests to us that the new sensors are at least as good as the best quality sensors on the market. However, we believe that our sensors are much more cost effective.

Our software machine auto design team is focused on developing the 3D-user interface machine auto design. Our public reporting automation software is completed and currently undergoing extensive testing. We have developed a Microsoft®-based add-on software that aims to streamline and automate the SEC reporting preparation process. We believe the software will significantly simplify the Form 10-Q and Form 10-K preparation processes and make creating, editing and managing documents both simple and accurate. We are planning to commercialize this software in the first quarter of 2025. A cloud-based version of this software is also under the development.

Beyond IoT products, our R&D software team has developed a derivative product (i.e., our software platform for interoperability within IoT), we have developed a complementary office automation software product. This specific software was designed to assist in completing financial reports faster, more accurately, and with greater ease of update, thereby eliminating the need for increased staffing especially in time sensitive projects. It is designed to save CPAs, auditors, accounting, and/or legal a significant amount of time in the preparation of SEC financial reports and other internal financial reporting. Eighty percent (80%) of this software development has been completed and we hope to launch a beta version of this product.

Our Corporate History

We are based in the City of Ontario, California, and were incorporated in Nevada in 2012. In December of 2013, we filed an S-1 registration statement that went effective on March 14, 2014. From March 14, 2014, through August 30, 2021, our securities traded on the OTCQB Market. From August 31, 2021, our securities traded on the Nasdaq Capital Market. From January 28, 2022, to September 22, 2024, our securities traded on the Nasdaq Global Market. Starting on September 23, 2024, our securities were transferred for trading in the Nasdaq Capital Market. We hold 28 patents and patents pending in various phases of the patent process.

We have multiple subsidiaries, including Perfecular Inc. (“Perfecular”), AVX, also doing business as Smart AVX (“Smart AVX”), Focus Universal (Shenzhen) Technology Company LTD (“Focus Shenzhen”), and Lusher, Inc. (“Lusher”).

Perfecular Inc. was founded in September 2009, is headquartered in Ontario, California, and is engaged in designing certain digital sensor products and sells a broad selection of horticultural sensors and filters in North America and Europe.

AVX, incorporated on June 16, 2000, in the state of California, is an internet of IoT installation and management company specializing in high performance and easy to use audio/video systems, home theaters, lighting control, automation and integration systems for houses, apartments, commercial complexes, and office spaces. AVX also markets and sells our IoT Products, such as high-end LED, live wall panel products and cameras, under the Smart AVX name.

On December 23, 2021, Focus Shenzhen was founded as a mainland China office for manufacturing procurement expertise and to support research and development activities. Focus Shenzhen is designed to function as a branch office accessing high level research and development support, and the ability to source products and build relationships with manufacturers in China.

As of April 30, 2024, the Company founded a wholly owned subsidiary named Lusher Inc. Lusher Inc. was founded to develop, market, and commercialize automation software, titled One Touch Financial, initially targeting the financial reporting software market sector. As of May 11, 2024, the Company announced board approval for the eventual spin-off of Lusher to better prioritize the development of its SEC Financial Reporting Automation Software while also allowing the management of Focus Universal Inc. to better prioritize its core business. As of the date of this filing, the Company has spent significant time and attention to building out the One Touch Financial software tool and has performed software demonstrations at various conferences.

Our principal executive offices are located at 2311 East Locust Court, Ontario, CA 91761. Our telephone number is (626) 272-3883, and our website is www.focusuniversal.com. Our website and the information contained therein, or connected thereto, are not intended to be incorporated into this prospectus.

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SUMMARY OF RISK FACTORS

Our business and our ability to implement our growth strategies are subject to significant risks and uncertainties of which investors should be aware before making a decision to invest in our securities. If any of these risks actually occur, our business, financial condition and/or results of operations would likely be materially adversely affected. In each case, the trading price of our securities would likely decline, and you may lose all or part of your investment. The following is a summary of some of the more significant risks we face. A more detailed description of our risk factors is available in our most recent amended Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on November 29, 2024.

•	We have a history of operating losses.

•	We require significant funding to develop, manufacture and market our Ubiquitor wireless sensor.

•	The size and future growth in the market for our Ubiquitor device or the technologies we are currently developing has not been established with precision and may be smaller than we estimate, possibly materially. If our estimates and projections overestimate the size of this market, our sales growth may be adversely affected.

•	The Ubiquitor device could fail to gain traction in the marketplace for a number of reasons that would adversely impact our financial results and cause our investors to lose money.

•	If we are unable to properly forecast future demand of our products, our production levels may not meet demands, which could negatively impact our operating results.

•	Demand for our products is uncertain and depends on our currently unproven ability to create and maintain superior performance.

•	Our failure to respond to rapid changes in the technology markets could cause us to lose revenue and harm our competitive position.

•	We outsource our product manufacturing and are susceptible to problems in connection with procurement, decreasing quality, reliability and protectability.

•	We outsource the manufacturing of key elements of our quantum light meters and air filters to a single manufacturing partner, with whom we do not have a formal contractual relationship.

•	Internal system or service failures, including as a result of cyber or other security incidents, could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation, our business, financial condition, results of operations and cash flows. Our connected products potentially expose our business to cybersecurity threats.

•	Changes in tariffs, import or export restrictions, Chinese regulations or other trade barriers may reduce gross margins.

•	We depend on key personnel.

•	Our sensor segment is subject to risks associated with operations that have a concentration of customers.

•	Using wireless transmission technologies such as Wi-Fi and Bluetooth may create security risks.

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•	We currently have identified significant deficiencies in our internal control over financial reporting that, if not corrected, could result in material misstatements of our financial statements.

•	The success of our smart home installation business will depend upon the efforts of management of our subsidiary AVX.

•	Our shares of common stock are listed on NASDAQ, and we may not be able to maintain the continued listing standards.

•	An active trading market for our common stock may not be maintained.

•	The market price, trading volume and marketability of our securities may, from time to time, be significantly affected by numerous factors beyond our control, which may materially adversely affect the market price of your securities, the marketability of your securities and our ability to raise capital through future equity financings.

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USE OF PROCEEDS

Except as set forth in any accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless the applicable prospectus supplement provides otherwise. General corporate purposes may include, and are not limited to research and development, manufacturing, the acquisition or licensing of other businesses or assets, strategic investments in complementary businesses, general working capital, products, services, or technologies. We cannot specify with certainty the particular uses for the net proceeds to us from any securities offered or the amounts we will actually spend on the uses set forth above. However, we do not have agreements or commitments to enter into any such acquisitions or investments at this time. The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We will have broad discretion over how to use the net proceeds to us from any securities offered under this prospectus.

The amount of what, and timing of when, we actually spend for these purposes may vary significantly and will depend on a number of factors, including our future revenue and expenses and the other factors described in the section of this prospectus captioned “Risk Factors” and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our subsequent Quarterly Reports on Form 10-Q and/or Current Reports on Form 8-K.

We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

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PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus in any of the ways described below or in any combination:

•	to or through underwriters or dealers;

•	through one or more agents;

•	directly to purchasers or to a single purchaser; or

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, or an exchange or otherwise.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including any applicable restrictions.

The prospectus supplement will also describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers;

•	any option under which underwriters may purchase additional securities from us; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or re-allowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

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Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer involved in the offer or sale of our securities will be identified in a prospectus supplement.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business, for which they may receive compensation. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

Any common stock will be listed on the NASDAQ Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities described in this prospectus.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

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In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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DESCRIPTION OF THE SECURITIES WE MAY OFFER

Under this prospectus, we may offer and sell, either individually or in combination, in one or more offerings, any combination of shares of our common stock, debt securities, warrants or units, up to a total aggregate offering price of $100,000,000 at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. A prospectus supplement that we may authorize to be provided to you also may add, update or change information contained in this prospectus or in documents we have incorporated by reference.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may offer these securities directly to investors, through one or more agents, underwriters or dealers to be designated by us at a future date, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share.

The following description summarizes important terms of the classes of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our amended and restated bylaws, which have been filed as exhibits to previous filings with the SEC.

Common Stock

As of December 17, 2024, we had 73,969,505 shares of common stock outstanding held by approximately 355 record holders. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Dividends. Each share of our common stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our board of directors may determine it to be necessary to retain future earnings (if any) to finance our growth.

Liquidation. If our Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our common stock pro rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Non-assessability. All outstanding shares of our common stock are fully paid and non-assessable.

Options and Warrants

As of December 24, 2024, we have issued options to purchase an aggregate of 622,140 shares of common stock at a weighted average exercise price of $3.61 per share under the 2018 Equity Incentive Plan.

As of the date of this prospectus we do not have any warrants outstanding.

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Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this prospectus, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our Company, regardless of whether such acquisition may be in the interest of our stockholders.

Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the board of directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or

•	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation.

Our articles of incorporation and bylaws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and to discourage some types of transactions that may involve the actual or threatened change of control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our Company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our Company. They also may have the effect of preventing changes in our management.

Limitation on Liability and Indemnification Matters

The Company indemnifies directors, officers, employees and agents, and the heirs of personal representatives of such persons, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, actually and reasonably incurred by such person arising out of their function as a director, officer, employee or agent to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “FCUV.”

Transfer Agent

Our independent transfer agent is V-Stock Transfer, LLC. Their address is 18 Lafayette Place, Woodmere, NY 11598.

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DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms and provisions of the debt securities we may offer under this prospectus and one or more prospectus supplements. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

General

The debt securities that we may offer to sell pursuant to this prospectus consist of notes, debentures, or other evidences of indebtedness. We may issue senior, senior subordinated, or subordinated debt securities, and in any case may be secured or unsecured. The debt securities will be our direct obligations. Senior securities will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. Senior subordinated securities will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated indebtedness. Subordinated securities will be subordinated in right of payment to senior subordinated securities.

Debt securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount. We need not issue all debt securities of one series at the same time. Unless we provide otherwise, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series. We may issue debt securities with terms different from those of debt securities that we previously issued.

Any applicable form of indenture will be filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time. The material terms of the anticipated form of indenture are summarized below; however, once filed, we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

•	whether the debt securities will be secured or unsecured;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;

•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

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•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock or any other security or property;

•	if convertible, the initial conversion price, the conversion period, and any other terms governing such conversion;

•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

•	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

•	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or re-purchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;

•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

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•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

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Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of or interest on any debt securities;

•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•	a change in the currency in which any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

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Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and

•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;

•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture will require us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

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The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time:

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities,

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then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

•	rights of registration of transfer and exchange, and our right of optional redemption;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

•	the rights, obligations and immunities of the trustee under the indenture; and

•	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

•	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),

•	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,

•	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and

•	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

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Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Securities Exchange Act of 1934. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

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DESCRIPTION OF WARRANTS

We may offer to sell warrants to purchase our common stock or debt securities in one or more series. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement, including the name and address of the warrant agent, will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the manner in which the warrant agreement and warrants may be modified;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures, restrictions and limitations relating to the exchange and exercise of such warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the rights to vote or receive dividends or similar distributions.

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Exercise of Warrants

Each warrant will entitle the holder to purchase the number of securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Summary Description

The information provided above is only a summary of the terms under which we may offer to sell warrants. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

Transfer Agent

The transfer agent for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. Each series of units will be issued under a separate unit agreement to be entered into between us and a bank or trust company, as unit agent. The terms of any units to be issued and a description of the material provisions of the applicable unit agreement, including the name and address of the unit agent, will be set forth in the applicable prospectus supplement.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions. We will file such unit agreements as an exhibit to the registration statement of which this prospectus is a part, or will incorporate them by reference from another report that we file with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of the units and their constituent securities.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

None of our named experts own any shares of our common stock.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to other documents that were filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus (except for any information superseded by information contained directly in this prospectus), and information we subsequently file with the SEC will automatically be deemed to update and supersede this information.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus (excluding, in each case, any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules). The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	The Prospectus Supplement as filed with the SEC on November 19, 2024, and Amendment No. 1 to the Prospectus Supplement filed on November 29, 2024;

•	Our annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024, and our amended annual report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on November 29, 2024;

•	Our quarterly reports on Form 10-Q for the quarters ended (i) March 31, 2024 filed with the SEC on May 15, 2024; (ii) June 30, 2024 filed with the SEC on August 14, 2024; September 30, 2024 filed with the SEC on November 7, 2024

•	Our current reports on Form 8-K filed with the SEC on July 18, 2024, June 17, 2024, May 13, 2024, April 29, 2024, April 16, 2024, March 22, 2024, February 27, 2024, January 16, 2024, January 11, 2024, September 20, 2024, September 26, 2024, November 22, 2024 and December 4, 2024.

•	Our definitive proxy statement for the Company’s 2024 annual meeting of shareholders filed with the SEC on October 11, 2024

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 30, 2021, and any amendment or report filed with the SEC for the purpose of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing us at 2311 East Locust Court, Ontario, CA 91761 or telephoning us at (626) 272-3883.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Corporate Securities Legal LLP, Costa Mesa, California. If legal matters relating to the offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

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EXPERTS

The financial statements for the years ended December 31, 2023 and 2022, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Weinberg & Company, P.A., for the year ended December 31, 2023, and Reliant CPA PC for the year ended December 31, 2022, both independent registered public accounting firms, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet at our website at http://www.focusuniversal.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained therein, or connected thereto, are not intended to be incorporated into this prospectus.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities offered pursuant to this prospectus. You may inspect and copy the registration statement, including the attached exhibits, at the SEC’s website or our website.

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FOCUS UNIVERSAL INC.

$3,547,506 of Common Stock

Prospectus Supplement

Ladenburg Thalmann & Co. Inc.

September 22, 2025